UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
March 24, 2006

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 Pinelawn Road
Melville, NY 11747

(Address of principal executive offices)
(631) 962-2000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
On March 24, 2006, OSI announced that it filed with the Securities and Exchange Commission a registration statement on Form S-3 for the resale by selling security holders of notes and underlying shares of common stock relating to its previously issued 2.00% Convertible Senior Subordinated Notes due 2025. A copy of OSI’s press release, dated March 24, 2006, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 1.02. Termination of a Material Definitive Agreement.
On March 29, 2006, OSI Pharmaceuticals, Inc. terminated its commitment letter with JPMorgan Chase Bank, NA, dated December 13, 2005, for a $75 million senior secured revolving credit facility. OSI’s decision to terminate the commitment letter was based on an assessment of its existing cash resources, which OSI considers to be adequate for its current business needs.
ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 24, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2006	OSI PHARMACEUTICALS, INC.

	By:	/s/ Michael G. Atieh

Michael G. Atieh
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 24, 2006.